FORM OF
                         NEUBERGER BERMAN EQUITY FUNDS
                                    CLASS A
                      DISTRIBUTION AND SERVICES AGREEMENT

                                   SCHEDULE A

The Series currently subject to this Agreement are as follows:

      Neuberger Berman Global Climate Change Fund
      Neuberger Berman International Large Cap Fund
      Neuberger Berman Large Cap Disciplined Growth Fund
      Neuberger Berman Select Equities Fund


Date: April 15, 2008